UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):          March 31, 2006
PROLINK HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-25007	65-0656268

(Commission File Number)	(IRS Employer Identification No.)

410 South Benson Lane, Chandler, AZ	85224

(Address of Principal Executive Offices)	(Zip Code)
(480) 961-8800

(Registrant’s Telephone Number, Including Area Code)
7970 South Kyrene Rd., Tempe, AZ 85284

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
     On March 31, 2006, ProLink Holdings Corp. (the “Company”) entered into a Subscription Agreement with certain accredited investors whereby the Company completed a private placement offering of its common stock, par value $.0001 per share (“Common Stock”) pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the terms of the private placement, the Company sold 500,000 shares of its Common Stock at a purchase price of $1.00 per share for aggregate gross proceeds of $500,000. The investors executed the subscription agreement and acknowledged, among other things, that the securities to be issued have not been registered under the Securities Act, that the investors understood the economic risk of an investment in the common stock, and that the investors had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the Common Stock. The subscription agreement also provides for “piggyback” registration rights, subject to the ability of an underwriter of an underwritten offering to exclude or cut back such rights, as to registration statements on forms appropriate for such purpose, filed after the closing of the private offering. The Company will use the proceeds from the sale of the Common Stock for working capital and general corporate purposes of its operating subsidiary, ProLink Solutions, LLC.

Item 3.02	Unregistered Sales of Equity Securities
     The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the private placement completed on March 31, 2006 is incorporated by reference herein and made a part hereof.

Item 9.01	Financial Statements and Exhibits.
     (c) Exhibits.
          The following exhibit is furnished with this report:

Exhibit No.	Description
10.1	Subscription Agreement, Dated March 31, 2006 between ProLink Holdings Corp. and the investors identified therein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2006	ProLink Holdings Corp.

	By:	/s/ Lawrence D. Bain
	Name:	Lawrence D. Bain
	Title:	President and Chief Executive
Officer

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